                                                                     Exhibit 4.3

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                                                                 CUSIP 591689AA2
                       10% Series A Senior Notes due 2008

No.                                                          $


                         METROMEDIA FIBER NETWORK, INC.


promises to pay to  Cede & Co. or registered assigns, the principal sum of

Dollars on November 15, 2008.


                 Interest Payment Dates: May 15 and November 15.
                       Record Dates: May 1 and November 1.


                                                 METROMEDIA FIBER NETWORK, INC.

                                                 By:
                                                 Name:
                                                 Title:

                                                 By:
                                                 Name:
                                                 Title:






This is one of the Notes referred to in the within-mentioned Indenture:


IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee



By:                                                Dated:
      Name:
      Title:

                                 (Back of Note)

                       10% Series A Senior Notes due 2008

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from November 25, 1998 until maturity and shall pay the Liquidated Damages payable in accordance with the provisions of the following paragraph. The Company shall pay interest and Liquidated Damages semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default or Event of Default relating to the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, or (c) the Company fails to consummate the Registered Exchange Offer within 210 Business Days of the Closing Date with respect to the Exchange Offer Registration Statement, or (d) any Registration Statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company shall pay to each holder of Transfer Restricted Notes (as defined in the Registration Rights Agreement) affected thereby liquidated damages ("Liquidated Damages") which shall accrue and be payable semi-annually on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date such Registration Default occurs to, but excluding the date on which the applicable Registration Statement is filed or is declared effective, the Registered Exchange Offer is consummated, or the applicable Registration Statement is again declared effective or made usable. During the time that Liquidated Damages is accruing continuously, the rate of such Liquidated Damages shall be 0.50% per annum during the first 90-day period and shall increase by 0.25% per annum for each subsequent 90-day period, but in no event shall such rate exceed 1.50% per annum in the aggregate regardless of the number of Registration Defaults. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Liquidated Damages for such subsequent Registration Default shall initially be 0.50%, regardless of the Liquidated Damages rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 25, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $650.0 million in aggregate principal amount.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraphs (b) and (c) below, the Notes shall not be redeemable at the Company's option prior to November 15, 2003. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


                                                      Percentage of
                                                        Principal
Year                                                     Amount
-----                                             --------------------


2003.......................................                        105.000%
2004.......................................                        103.333%
2005.......................................                        101.667%
2006 and thereafter........................                        100.000%


     (b) Notwithstanding the foregoing, at any time prior to November 15, 2001, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally issued pursuant to the Indenture at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds received from any Public Equity Offering made by the Company resulting in gross proceeds to the Company of at least $100 million; provided that at least 65% of the aggregate principal amount of Notes originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of any such redemption. The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Public Equity Offering).

     (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

     6. MANDATORY REDEMPTION.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof (the "Change of Control Payment") plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and (iii) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Cash Proceeds, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, (a) to the permanent redemption or repurchase of outstanding Indebtedness (other than Subordinated Indebtedness) that is secured Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or Indebtedness of the Company or such Restricted Subsidiary that ranks equally with the Notes but has a maturity date that is prior to the maturity date of the Notes and/or (b) to reinvest such Net Cash Proceeds (or any portion thereof) in Telecommunications Assets. Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary. The balance of such Net Cash Proceeds, after the application of such Net Cash Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make a pro rata offer to all Holders of Notes and pari passu Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale (an "Asset Sale Offer") to purchase the maximum principal amount or accreted value in the case of Indebtedness issued with an original issue discount of Notes and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), in accordance with the procedures set forth in Article 3 of the Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and pari passu Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and pari passu Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion, of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred by the Indenture upon the Company, to provide for the issuance of the Unrestricted Notes under the Exchange Offer contemplated by the Registration Rights Agreement, or to effect any change to the transfer and exchange restrictions and security delivery procedures contained in the Indenture in order to conform with changes in any applicable law or Applicable Procedures.

     12. DEFAULTS AND REMEDIES.

     (a) Events of Default under the Indenture include: (i) the failure to pay interest on, or Liquidated Damages, if any, with respect to the Notes, when the same becomes due and payable if such default continues for a period of 30 days,
(ii) the failure to pay principal of any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise; (iii) failure by the Company or any Restricted Subsidiary to comply with Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or this Note; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $15.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of the Company's Restricted Subsidiaries.

     (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. Except as provided in the Indenture, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Notes. The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Metromedia Fiber Network Services, Inc.
                  c/o Metromedia Fiber Network, Inc.
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)








(Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:                                    Your Signature:

                                         (Sign exactly as your name
                                          appears on the face of this Note)

                                         Tax Identification No:

                                         SIGNATURE GUARANTEE:



                                         Signatures must be
                                         guaranteed by an "eligible
                                         guarantor institution"
                                         meeting the requirements of
                                         the Registrar, which
                                         requirements include
                                         membership or participation
                                         in the Security Transfer
                                         Agent Medallion Program
                                         ("STAMP") or such other
                                         "signature guarantee
                                         program" as may be
                                         determined by the Registrar
                                         in addition to, or in
                                         substitution for, STAMP,
                                         all in accordance with the
                                         Securities Exchange Act of
                                         1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the box below:

                  /  / Section 4. 10                 /  /   Section 4.14

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4. 10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:                                         Your Signature:
                                              (Sign exactly as your name
                                              appears on the face of this Note)

                                              Tax Identification No:

                                              SIGNATURE GUARANTEE:



                                              Signatures must be
                                              guaranteed by an "eligible
                                              guarantor institution"
                                              meeting the requirements of
                                              the Registrar, which
                                              requirements include
                                              membership or participation
                                              in the Security Transfer
                                              Agent Medallion Program
                                              ("STAMP") or such other
                                              "signature guarantee
                                              program" as may be
                                              determined by the Registrar
                                              in addition to, or in
                                              substitution for, STAMP,
                                              all in accordance with the
                                              Securities Exchange Act of
                                              1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                                         Principal Amount
                         Amount of decrease     Amount of increase     of this Global Note        Signature of
                            in Principal           in Principal           following such       authorized officer
                           Amount of this         Amount of this             decrease            of Trustee or
   Date of Exchange          Global Note            Global Note           (or increase)          Note Custodian
----------------------  ---------------------  ---------------------  ---------------------- ----------------------









     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS 40 DAYS AFTER THE ISSUE DATE WITH RESPECT TO THE NOTES), MAY NOT BE: OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

                                                                 CUSIP U59198AA6

                       10% Series A Senior Notes due 2008
No.                                                                    $

                         METROMEDIA FIBER NETWORK, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of

Dollars on November 15, 2008.

                 Interest Payment Dates: May 15 and November 15.

                       Record Dates: May 1 and November 1.

                         METROMEDIA FIBER NETWORK, INC.

                                        By:
                                             Name:
                                             Title:


                                        By:
                                             Name:
                                             Title:


This is one of the Notes referred to in the within-mentioned Indenture:


IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By:                                     Dated:
      Name:
      Title:

                                 (Back of Note)

                       10% Series A Senior Notes due 2008

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from November 25, 1998 until maturity and shall pay the Liquidated Damages payable in accordance with the provisions of the following paragraph. The Company shall pay interest and Liquidated Damages semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of Issuance; provided that if there is no existing Default or Event of Default relating to the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, or (c) the Company fails to consummate the Registered Exchange Offer within 210 Business Days of the Closing Date with respect to the Exchange Offer Registration Statement, or (d) any Registration Statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in connection with its intended purpose (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company shall pay to each holder of Transfer Restricted Notes (as defined in the Registration Rights Agreement) affected thereby liquidated damages ("Liquidated Damages") which shall accrue and be payable semi-annually on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date such Registration Default occurs to, but excluding the date on which the applicable Registration Statement is filed or is declared effective, the Registered Exchange Offer is consummated, or the applicable Registration Statement is again declared effective or made usable. During the time that Liquidated Damages is accruing continuously, the rate of such Liquidated Damages shall be 0.50% per annum during the first 90-day period and shall increase by 0.25% per annum for each subsequent 90-day period, but in no event shall such rate exceed 1.50% per annum in the aggregate regardless of the number of Registration Defaults. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Liquidated Damages for such subsequent Registration Default shall initially be 0.50%, regardless of the Liquidated Damages rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 25, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $650.0 million in aggregate principal amount.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraphs (b) and (c) below, the Notes shall not be redeemable at the Company's option prior to November 15, 2003. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:




                                                                 Percentage of
                                                                   Principal
Year                                                                 Amount
------                                                        ----------------

2003......................................................       105.000%
2004......................................................       103.333%
2005......................................................       101.667%
2006 and thereafter.......................................       100.000%


     (b) Notwithstanding the foregoing, at any time prior to November 15, 2001, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally issued pursuant to the Indenture at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds received from any Public Equity Offering made by the Company resulting in gross proceeds to the Company of at least $100 million;

provided that at least 65% of the aggregate principal amount of Notes originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of any such redemption. The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Public Equity Offering).

     (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

     6. MANDATORY REDEMPTION.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof (the "Change of Control Payment") plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and (iii) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Cash Proceeds, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, (a) to the permanent redemption or repurchase of outstanding Indebtedness (other than Subordinated Indebtedness) that is secured Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or Indebtedness of the Company or such Restricted Subsidiary that ranks equally with the Notes but has a maturity date that is prior to the maturity date of the Notes and/or (b) to reinvest such Net Cash Proceeds (or any portion thereof) in Telecommunications Assets. Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary. The balance of such Net Cash Proceeds, after the application of such Net Cash Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make a pro rata offer to all Holders of Notes and pari passu Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale (an "Asset Sale Offer") to purchase the maximum principal amount or accreted value in the case of Indebtedness issued with an original issue discount of Notes and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase

(subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in Article 3 of the Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and pari passu Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and pari passu Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion, of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred by the Indenture upon the Company, to provide for the issuance of the Unrestricted Notes under the Exchange Offer contemplated by the Registration Rights Agreement, or to effect any change to the transfer and exchange restrictions and security delivery procedures contained in the Indenture in order to conform with changes in any applicable law or Applicable Procedures.

     12. DEFAULTS AND REMEDIES.

     (a) Events of Default under the Indenture include: (i) the failure to pay interest on, or Liquidated Damages, if any, with respect to the Notes, when the same becomes due and payable if such default continues for a period of 30 days, (ii) the failure to pay principal of any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise;
(iii) failure by the Company or any Restricted Subsidiary to comply with Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or this Note; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of the Company's Restricted Subsidiaries.

     (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. Except as provided in the Indenture, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Notes. The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Metromedia Fiber Network Services, Inc.
                  c/o Metromedia Fiber Network, Inc.
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)








              (Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:                                Your Signature:
                                     (Sign exactly as your name
                                     appears on the face of this Note)

                                     Tax Identification No:

                                     SIGNATURE GUARANTEE:



                                     Signatures must be
                                     guaranteed by an "eligible
                                     guarantor institution"
                                     meeting the requirements
                                     of the Registrar, which
                                     requirements include
                                     membership or participation
                                     in the Security Transfer
                                     Agent Medallion Program
                                     ("STAMP") or such other
                                     "signature guarantee
                                     program" as may be deter
                                     mined by the Registrar in
                                     addition to, or in
                                     substitution for, STAMP,
                                     all in accordance with the
                                     Securities Exchange Act of
                                     1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the box below:

                  /  / Section 4.10                     /  / Section 4.14

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:                            Your Signature:
                                 (Sign exactly as your name
                                 appears on the face of this Note)

                                 Tax Identification No:

                                 SIGNATURE GUARANTEE:



                                 Signatures must be guaranteed by an
                                 "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange
                                 Act of 1934, as amended.

             SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL

NOTE

     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:



                                                                         Principal Amount
                         Amount of decrease     Amount of increase     of this Global Note        Signature of
                            in Principal           in Principal           following such       authorized officer
                           Amount of this         Amount of this             decrease            of Trustee or
   Date of Exchange          Global Note            Global Note           (or increase)          Note Custodian
----------------------  ---------------------  ---------------------  ---------------------- ----------------------






